                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)

                                       OF
                                 COCENSYS, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, SEPTEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock issued under the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares") of CoCensys, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 2 of the Offer to Purchase, dated August 12, 1999 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY


             By Mail                   By Facsimile Transmission:       By Hand or Overnight Courier:
          40 Wall Street                     (718) 234-5001                     40 Wall Street
            46th Floor                     Confirm Receipt of                     46th Floor
     New York, New York 10005           Facsimile by Telephone:            New York, New York 10005
                                             (718) 921-8200

      If you require additional information, please call the Depositary at
     (212) 936-5100 (within New York) or (800) 937-5449 (outside New York).

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Purdue Acquisition Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares of the Company set forth below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Certificate No(s). (if available)
--------------------------------------------------------------------------------
Number of Shares tendered
--------------------------------------------------------------------------------
Check if Shares will be tendered by book-entry transfer
Account Number at The Depository Trust Company
----------------------------------------------------------------------

Dated
--------------------------------------------------------------------------------
Name(s) of Record Holder(s)
--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Address(es)
--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

Area Code and Tel. No.
--------------------------------------------------------------------------------
Signature(s)
--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in Section 4 of the Offer to Purchase), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
---------------------------------------------
-------------------------------------------------------
                                                                  (AUTHORIZED
                                   SIGNATURE)

-------------------------------------------------------
                                                                    (TITLE)

Address:
----------------------------------------------------  Name:
-----------------------------------------------
                                                                (PLEASE TYPE OR
                                     PRINT)

-------------------------------------------------------------
                                                   (ZIP CODE)

                                                                Title:
-------------------------------------------------
Area Code and
Telephone Number:
---------------------------------------  Date:
----------------------------------------- , 1999.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.